UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2026

USA Rare Earth, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41711	98-1720278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 W. Airport Road, Stillwater, OK 74075

(Address of Principal Executive Offices) (Zip Code)

(813) 867-6155

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	USAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 16, 2026, USA Rare Earth, Inc. (the “Company”) decided to end its relationship with David Kronenfeld, the Company’s general counsel, pursuant to a transition and separation agreement (the “Transition and Separation Agreement”) according to which Mr. Kronenfeld’s employment will end on August 7, 2026, followed by a six-month transition period during which he will provide consulting services to the Company to assist with the transition of his knowledge and duties (the “Transition Period”).

Mr. Kronenfeld’s separation will entitle him to payments and benefits under the Company’s Severance Plan (described below), subject to Mr. Kronenfeld’s execution and non-revocation of a general release of claims in favor of the Company and his continued compliance with applicable restrictive covenants. Such payments and benefits will consist of: (a) a cash severance payment of $170,625, which is equal to 6 months’ of Mr. Kronenfeld’s annual base salary; (b) payment of the Company’s portion of Mr. Kronenfeld’s health and welfare benefit costs pursuant to COBRA for 6 months; and (c) accelerated vesting, as of his date of separation, of Mr. Kronenfeld’s outstanding awards of unvested time-based restricted stock units in respect of (i) 3,699 shares of the Company’s common stock otherwise scheduled to vest on December 1, 2026, (ii) 10,846 shares of the Company’s common stock otherwise scheduled to vest on March 1, 2027 and (iii) 27,298 shares of the Company’s common stock otherwise scheduled to vest on May 20, 2027, which are the tranches of his outstanding restricted stock units that are next scheduled to vest. In addition, because of Mr. Kronenfeld’s longstanding service, the Company agreed to accelerate the vesting of an additional 3,698 of Mr. Kronenfeld’s restricted stock units as of his date of separation and an additional 10,847 restricted stock units at the end of the Transition Period (subject to his continued provision of services during the Transition Period) and provide him with outplacement services in an amount of up to $15,000. All of Mr. Kronenfeld’s other restricted stock units will be forfeited upon his separation. Mr. Kronenfeld will also be paid a prorated bonus for the year of separation. Mr. Kronenfeld will not be paid any cash compensation for his services during the Transition Period.

The foregoing summary of the Transition and Separation Agreement is qualified in its entirety by reference to the Transition and Separation Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2026.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are attached with this current report on Form 8-K:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

USA Rare Earth, Inc.

Date: June 18, 2026	By:	/s/ Valerie Ford Jacob
Valerie Ford Jacob
Chief Legal Officer

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